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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan and Amended and Restated 1996 Equity Incentive Plan of Tier Technologies, Inc. of our report dated October 6, 1997 with respect to the consolidated financial statements of Tier Technologies, Inc. included in response to Item 5 of Form 8-K of Tier Technologies, Inc. filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Walnut Creek, California
October 22, 1998